EXHIBIT 23: CONSENT OF BONADIO & CO., LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pathfinder Bancorp, Inc.

Oswego, New York

We consent to the incorporation by reference in the registration statements on Forms S-8 (No. 333-202081, 333-224388 and 333-280216) of our report dated March 31, 2025 of Pathfinder Bancorp, Inc. relating to the consolidated financial statements, which report appears in this Annual Report on Form 10-K as of December 31, 2024 and 2023 and for the years then ended.

/s/ Bonadio & Co., LLP
Bonadio & Co., LLP
Syracuse, New York
March 31, 2025